Filed Pursuant to Rule 433
                                                         File No.: 333-130694-17

--------------------------------------------------------------------------------
MORGAN STANLEY                                                January 10th, 2007
Securitized Products Group
                              [Morgan Stanley Logo]
--------------------------------------------------------------------------------

                                   Term Sheet

                                 $1,258,825,000
                                  Approximately

                        Morgan Stanley ABS Capital I Inc.
                                 Series 2007-HE1

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

                          Approximately $1,258,825,000
                Morgan Stanley ABS Capital I Inc. Series 2007-HE1

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                          Saxon Mortgage Services, Inc.
                       Countrywide Home Loans Servicing LP
                                    Servicers

                             Transaction Highlights
                             ----------------------


                          Original
                           Class
Offered                  Certificate   Expected Ratings     Avg Life to     Modified Duration To       Payment Window
Classes   Description    Balance(4)    (S&P / Moody's)    Call(1)/Mty(2)   Call(1)(3) / Mty (2)(3)   To Call(1) / Mty(2)
------------------------------------------------------------------------------------------------------------------------
  A-1       Floater     309,100,000        AAA/Aaa                      ***Not Offered Hereby***
 A-2fpt     Floater     200,000,000        AAA/Aaa                      ***Not Offered Hereby***
  A-2a      Floater     205,435,000        AAA/Aaa         0.80 / 0.80          0.77 / 0.77            1 - 20 / 1 - 20
  A-2b      Floater      60,235,000        AAA/Aaa         2.00 / 2.00          1.88 / 1.88           20 - 28 / 20 - 28
  A-2c      Floater     145,950,000        AAA/Aaa         3.50 / 3.50          3.12 / 3.12           28 - 67 / 28 - 67
  A-2d      Floater      86,470,000        AAA/Aaa         7.81 / 8.58          6.21 / 6.61          67 - 114 / 67 - 200
  M-1       Floater      54,108,000        AA+/Aa1         5.39 / 5.63          4.51 / 4.64          43 - 114 / 43 - 171
  M-2       Floater      60,627,000        AA/Aa2          5.31 / 5.53          4.44 / 4.56          41 - 114 / 41 - 163
  M-3       Floater      22,165,000        AA-/Aa3         5.27 / 5.46          4.40 / 4.51          40 - 114 / 40 - 153
  M-4       Floater      25,424,000         A+/A1          5.25 / 5.43          4.38 / 4.47          39 - 114 / 39 - 148
  M-5       Floater      24,772,000         A/A2           5.23 / 5.38          4.36 / 4.44          39 - 114 / 39 - 141
  M-6       Floater      14,994,000         A-/A3          5.22 / 5.34          4.35 / 4.41          38 - 114 / 38 - 134
  B-1       Floater      21,513,000       BBB+/Baa1        5.21 / 5.28          4.27 / 4.30          38 - 114 / 38 - 128
  B-2       Floater      9,779,000        BBB/Baa2         5.21 / 5.23          4.18 / 4.19          38 - 114 / 38 - 118
  B-3       Floater      18,253,000       BBB-/Baa3        5.13 / 5.13          4.05 / 4.05          37 - 113 / 37 - 113


             Initial
Offered   Subordination
Classes       Level        Benchmark
-------------------------------------
  A-1         22.75%      1 Mo. LIBOR
 A-2fpt       22.75%      1 Mo. LIBOR
  A-2a        22.75%      1 Mo. LIBOR
  A-2b        22.75%      1 Mo. LIBOR
  A-2c        22.75%      1 Mo. LIBOR
  A-2d        22.75%      1 Mo. LIBOR
  M-1         18.60%      1 Mo. LIBOR
  M-2         13.95%      1 Mo. LIBOR
  M-3         12.25%      1 Mo. LIBOR
  M-4         10.30%      1 Mo. LIBOR
  M-5          8.40%      1 Mo. LIBOR
  M-6          7.25%      1 Mo. LIBOR
  B-1          5.60%      1 Mo. LIBOR
  B-2          4.85%      1 Mo. LIBOR
  B-3          3.45%      1 Mo. LIBOR


Notes:      (1)   Certificates are priced to the 5% Optional Clean-up Call.
            (2)   Based on the pricing prepayment speed. See details below.
            (3)   Assumes pricing at par.
            (4)   Class sizes subject to a variance of plus or minus 5%.

Issuing Entity:                     Morgan Stanley ABS Capital I Inc. Trust
                                    2007-HE1.

Depositor:                          Morgan Stanley ABS Capital I Inc.

Responsible Parties:                NC Capital Corporation (70.80%) and Decision
                                    One Mortgage Company, LLC (29.20%)

Servicers:                          Saxon Mortgage Services, Inc. (75.44%) and
                                    Countrywide Home Loans Servicing LP (24.56%)

Swap Provider and Cap Provider:     Morgan Stanley Capital Services Inc.

Trustee:                            Deutsche Bank National Trust Company


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refer to important information and qualifications at the end of this material.
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                                     Page 2

Managers:                           Morgan Stanley & Co. Incorporated (lead
                                    manager), Countrywide Securities Corporation
                                    (co-manager)

Rating Agencies:                    Standard & Poor's Ratings Service, and
                                    Moody's Investors Service, Inc.

Offered Certificates:               The Class A-1, A-2fpt, A-2a, A-2b, A-2c,
                                    A-2d, M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2
                                    and B-3 Certificates.

Class A Certificates:               The Class A-1, A-2fpt, A-2a, A-2b, A-2c and
                                    A-2d Certificates.

Group I Class A Certificates:       The Class A-1 Certificates.

Group II Class A Certificates:      The Class A-2fpt, Class A-2a, Class A-2b,
                                    Class A-2c and Class A-2d Certificates.

Group II Class A Front              The Class A-2a and Class A-2b Certificates.
Sequential Certificates:

Group II Class A Front              The Class A-2fpt Certificates.
Pass-Through Certificates:

Group II Class A Front              The Class A-2fpt, Class A-2a and Class A-2b
Certificates:                       Certificates.

Class A Certificate Group:          The Group I Class A Certificates and Group
                                    II Class A Certificates, as applicable.

Expected Closing Date:              January 26, 2007 through DTC and Euroclear
                                    or Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:                       January 1, 2007.

Distribution Dates:                 The 25th of each month, or if such day is
                                    not a business day, on the next business day, beginning February 26, 2007.

Final Scheduled Distribution        For all Offered Certificates, the
Date:                               Distribution Date occurring in November
                                    2036.

Minimum Denomination:               The Offered Certificates will be issued and
                                    available in denominations of $25,000
                                    initial principal balance and integral
                                    multiples of $1 in excess of $25,000.

Due Period:                         For any Distribution Date, the period
                                    commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Interest Accrual Period:            The interest accrual period for the Offered
                                    Certificates with respect to any
                                    Distribution Date will be the period
                                    beginning with the previous Distribution
                                    Date (or, in the case of the first
                                    Distribution Date, the Closing Date) and ending on the day prior to the current
                                    Distribution Date (on an actual/360 day
                                    count basis).

The Mortgage Loans:                 The Trust will consist of approximately
                                    $1,303.8 million of adjustable- and
                                    fixed-rate sub-prime residential, first-lien and second-lien mortgage loans.

Group I Mortgage Loans:             Approximately $400.1 million of Mortgage
                                    Loans with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Group II Mortgage Loans:            Approximately $903.7 million of Mortgage
                                    Loans with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Pricing Prepayment Speed:           o Fixed Rate Mortgage Loans: CPR starting at
                                    approximately 4% CPR in month 1 and
                                    increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter

                                    o ARM Mortgage Loans: 28% CPR


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refer to important information and qualifications at the end of this material.
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                                     Page 3

Credit Enhancement:                 The Offered Certificates are credit enhanced
                                    by:

                                    1)      Net monthly excess cashflow from the
                                            Mortgage Loans after taking into
                                            account certain payments received or
                                            paid by the trust pursuant to the
                                            interest rate swap agreement,

                                    2)      3.45% overcollateralization (funded
                                            upfront). On and after the Stepdown
                                            Date, so long as a Trigger Event is
                                            not in effect, the required
                                            overcollateralization will equal
                                            6.90% of the aggregate stated
                                            principal balance of the Mortgage
                                            Loans as of the last day of the
                                            applicable Due Period, subject to a
                                            0.50% floor, based on the aggregate
                                            stated principal balance of the
                                            Mortgage Loans as of the Cut-off
                                            Date, and

                                    3)      Subordination of distributions on
                                            the more subordinate classes of
                                            certificates (if applicable) to the
                                            required distributions on the more
                                            senior classes of certificates.

Senior Enhancement Percentage:      For any Distribution Date, the percentage
                                    obtained by dividing (x) the aggregate Class
                                    Certificate Balance of the subordinate
                                    certificates (together with any
                                    overcollateralization and taking into
                                    account the distributions of the Principal
                                    Distribution Amount and all payments of
                                    principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate stated principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period.

Stepdown Date:                      The later to occur of:

                                    (x)     The earlier of:

                                            (a)   The Distribution Date
                                                  occurring in February 2010;
                                                  and

                                            (b)   The Distribution Date
                                                  following the Distribution
                                                  Date on which the aggregate
                                                  balance of the Class A
                                                  Certificates is reduced to
                                                  zero; and

                                    (y)     The first Distribution Date on which
                                            the Senior Enhancement Percentage
                                            (calculated for this purpose only
                                            after taking into account payments
                                            of principal on the Mortgage Loans
                                            on the last day of the related Due
                                            Period but prior to principal
                                            distributions to the certificates on
                                            the applicable Distribution Date) is
                                            greater than or equal to
                                            approximately 45.50%.

Trigger Event:                      Either a Delinquency Trigger Event or a
                                    Cumulative Loss Trigger Event.

Delinquency Trigger Event:          A Delinquency Trigger Event is in effect on
                                    any Distribution Date if on that
                                    Distribution Date the 60 Day+ Rolling
                                    Average (the rolling 3 month average
                                    percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage
                                    Loans in foreclosure and Mortgage Loans
                                    related to REO Property) equals or exceeds a given percentage of the prior period's
                                    Enhancement Percentage to the bond specified below:

                                    Class A Certificates remain outstanding   35.16% of the Senior Enhancement Percentage

                                    On and after Class A pays off             43.01% of the Class M-1 Enhancement Percentage

Cumulative Loss Trigger Event:      A Cumulative Loss Trigger Event is in effect
                                    on any Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such Distribution
                                    Date:

                                    Months 25- 36   1.500% for the first month, plus an additional 1/12th of 1.800% for each month thereafter (e.g., 2.400% in Month 31)

                                    Months 37- 48   3.300% for the first month, plus an additional 1/12th of 1.850% for each month thereafter (e.g., 4.225% in Month 43)

                                    Months 49- 60   5.150% for the first month, plus an additional 1/12th of 1.500% for each month thereafter (e.g., 5.900% in Month 55)

                                    Months 61- 72   6.650% for the first month, plus an additional 1/12th of 0.800% for each month thereafter (e.g., 7.050% in Month 67)

                                    Months 73- 84   7.450% for the first month, plus an additional 1/12th of 0.050% for each month thereafter (e.g., 7.475% in Month 79)

                                    Months 85-
                                      thereafter    7.500%



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refer to important information and qualifications at the end of this material.
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                                     Page 4

Initial Subordination               Class A:    22.75%
Percentage:                         Class M-1:  18.60%
                                    Class M-2:  13.95%
                                    Class M-3:  12.25%
                                    Class M-4:  10.30%
                                    Class M-5:   8.40%
                                    Class M-6:   7.25%
                                    Class B-1:   5.60%
                                    Class B-2:   4.85%
                                    Class B-3:   3.45%


Optional Clean-up Call:             When the current aggregate stated principal
                                    balance of the Mortgage Loans is less than or equal to 5% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Step-up Coupons:                    For all Offered Certificates the coupon will
                                    increase after the Optional Clean-up Call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Certificates after the first
                                    Distribution Date on which the Optional
                                    Clean-up Call is exercisable.

Group I Class A Certificates        The Class A-1 Certificates will accrue
Pass-Through Rate:                  interest at a variable rate equal to the
                                    least of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I Cap and
                                    (iii) the WAC Cap.

Group II Class A Certificates       The Class A-2fpt, A-2a, A-2b, A-2c and A-2d
Pass-Through Rate:                  Certificates will accrue interest at a
                                    variable rate equal to the least of (i)
                                    one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap and (iii) the WAC Cap.

Class M-1 Pass-Through Rate:        The Class M-1 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate:        The Class M-2 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3 Pass-Through Rate:        The Class M-3 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate:        The Class M-4 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate:        The Class M-5 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through Rate:        The Class M-6 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate:        The Class B-1 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through Rate:        The Class B-2 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through Rate:        The Class B-3 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.


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refer to important information and qualifications at the end of this material.
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                                     Page 5

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group I Cap:                   For any Distribution Date, the weighted
                                    average of the interest rates for each Group
                                    I Mortgage Loan (in each case, less the
                                    applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group II Cap:                  For any Distribution Date, the weighted
                                    average of the interest rates for each Group
                                    II Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate:                  For any Distribution Date, a fraction, the
                                    numerator of which is any Net Swap Payment or swap termination payment owed to the Swap
                                    Provider (other than any Defaulted Swap
                                    Termination Payment) for such Distribution
                                    Date and the denominator of which is the stated principal balance of the Mortgage
                                    Loans at the beginning of the related due period, multiplied by 12.

Interest Rate Cap:                  Beginning on the first Distribution Date,
                                    and for a period of 10 months thereafter, an Interest Rate Cap will be entered into by the Trust for the benefit of the Offered
                                    Certificates.

                                    For its duration, the Interest Rate Cap pays the Trust the product of (i) the excess, if any, of the then current one-month LIBOR rate over the cap strike rate (on an Actual/360 day count basis) and (ii) the Interest Rate Cap Notional Balance as described on the schedule herein.

Interest Rate Cap Payment           Any payments from the Interest Rate Cap
Allocation:                         shall be available to pay any Basis Risk
                                    Carry Forward Amounts due to the Offered
                                    Certificates first pro rata by outstanding balance and then pro rata by any Basis Risk
                                    Carry Forward Amounts remaining outstanding.

Group I Class A Basis Risk          As to any Distribution Date, the
Carry Forward Amount:               supplemental interest amount for each of the
                                    Group I Class A Certificates will equal the sum of:

                                    (i)     The excess, if any, of interest that
                                            would otherwise be due on such
                                            Certificates at the Group I Class A
                                            Certificates Pass-Through Rate
                                            (without regard to the Loan Group I
                                            Cap or WAC Cap) over interest due
                                            such Certificates at a rate equal to
                                            the lesser of the Loan Group I Cap
                                            or WAC Cap;

                                    (ii)    Any Group I Class A Basis Risk Carry
                                            Forward Amount remaining unpaid from
                                            prior Distribution Dates; and

                                    (iii)   Interest on the amount in clause
                                            (ii) at the related Group I Class A
                                            Certificates Pass-Through Rate
                                            (without regard to the Loan Group I
                                            Cap or WAC Cap).

Group II Class A Basis Risk         As to any Distribution Date, the
Carry Forward Amount:               supplemental interest amount for each of the
                                    Group II Class A Certificates will equal the sum of:

                                    (i)     The excess, if any, of interest that
                                            would otherwise be due on such
                                            Certificates at the Group II Class A
                                            Certificates Pass-Through Rate
                                            (without regard to the Loan Group II
                                            Cap or WAC Cap) over interest due
                                            such Certificates at a rate equal to
                                            the lesser of the Loan Group II Cap
                                            or WAC Cap;

                                    (ii)    Any Group II Class A Basis Risk
                                            Carry Forward Amount remaining
                                            unpaid from prior Distribution
                                            Dates; and

                                    (iii)   Interest on the amount in clause
                                            (ii) at the related Group II Class A
                                            Certificates Pass-Through Rate
                                            (without regard to the Loan Group II
                                            Cap or WAC Cap).

Class M-1, M-2, M-3,                As to any Distribution Date, the
M-4, M-5, M-6, B-1, B-2             supplemental interest amount for each of the
and B-3 Basis Risk Carry            Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2
Forward Amounts:                    and B-3 Certificates will equal the sum of:

                                    (i)     The excess, if any, of interest that
                                            would otherwise be due on such
                                            Certificates at such Certificates'
                                            applicable Pass-Through Rate
                                            (without regard to the WAC Cap) over
                                            interest due such Certificates at a
                                            rate equal to the WAC Cap;

                                    (ii)    Any Basis Risk Carry Forward Amount
                                            for such class remaining unpaid for
                                            such Certificate from prior
                                            Distribution Dates; and

                                    (iii)   Interest on the amount in clause
                                            (ii) at the Certificates' applicable
                                            Pass-Through Rate (without regard to
                                            the WAC Cap).


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refer to important information and qualifications at the end of this material.
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                                     Page 6
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Interest Distributions on           On each Distribution Date and after payments
Offered Certificates:               of servicing, trustee and custodian fees, if
                                    any, and other expenses, including any Net
                                    Swap Payments and any swap termination
                                    payment owed to the Swap Provider, interest distributions from the Interest Remittance
                                    Amount will be allocated as follows:

                                    (i)     the portion of the Interest
                                            Remittance Amount attributable to
                                            the Group I Mortgage Loans will be
                                            allocated according to the related
                                            Accrued Certificate Interest and any
                                            unpaid interest shortfall amounts
                                            for such class, as applicable,
                                            first, to the Group I Class A
                                            Certificates and second, pro rata,
                                            based on their respective
                                            entitlements to such amounts, to the
                                            Group II Class A Certificates;

                                    (ii)    the portion of the Interest
                                            Remittance Amount attributable to
                                            the Group II Mortgage Loans will be
                                            allocated according to the related
                                            Accrued Certificate Interest and any
                                            unpaid interest shortfall amounts
                                            for such class, as applicable,
                                            first, pro rata, based on their
                                            respective entitlements to such
                                            amounts, to the Group II Class A
                                            Certificates and second, to the
                                            Group I Class A Certificates;

                                    (iii)   to the Class M-1 Certificates, its
                                            Accrued Certificate Interest;

                                    (iv)    to the Class M-2 Certificates, its
                                            Accrued Certificate Interest;

                                    (v)     to the Class M-3 Certificates, its
                                            Accrued Certificate Interest;

                                    (vi)    to the Class M-4 Certificates, its
                                            Accrued Certificate Interest;

                                    (vii)   to the Class M-5 Certificates, its
                                            Accrued Certificate Interest;

                                    (viii)  to the Class M-6 Certificates, its
                                            Accrued Certificate Interest;

                                    (ix)    to the Class B-1 Certificates, its
                                            Accrued Certificate Interest;

                                    (x)     to the Class B-2 Certificates, its
                                            Accrued Certificate Interest; and

                                    (xi)    to the Class B-3 Certificates, its
                                            Accrued Certificate Interest.


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refer to important information and qualifications at the end of this material.
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                                     Page 7

Principal Distributions on          On each Distribution Date (a) prior to the
Offered Certificates:               Stepdown Date or (b) on which a Trigger
                                    Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                    (i)     to cover any Net Swap Payment and
                                            any swap termination payment due to
                                            the Swap Provider but not including
                                            any swap termination payment due to
                                            a default on the part of the Swap
                                            Provider;

                                    (ii)    to the Class A Certificates,
                                            allocated between the Class A
                                            Certificates as described below,
                                            until the Class Certificate Balances
                                            have been reduced to zero;

                                    (iii)   to the Class M-1 Certificates, until
                                            the Class Certificate Balance has
                                            been reduced to zero;

                                    (iv)    to the Class M-2 Certificates, until
                                            the Class Certificate Balance has
                                            been reduced to zero;

                                    (v)     to the Class M-3 Certificates, until
                                            the Class Certificate Balance has
                                            been reduced to zero;

                                    (vi)    to the Class M-4 Certificates, until
                                            the Class Certificate Balance has
                                            been reduced to zero;

                                    (vii)   to the Class M-5 Certificates, until
                                            the Class Certificate Balance has
                                            been reduced to zero;

                                    (viii)  to the Class M-6 Certificates, until
                                            the Class Certificate Balance has
                                            been reduced to zero;

                                    (ix)    to the Class B-1 Certificates, until
                                            the Class Certificate Balance has
                                            been reduced to zero;

                                    (x)     to the Class B-2 Certificates, until
                                            the Class Certificate Balance has
                                            been reduced to zero; and

                                    (xi)    to the Class B-3 Certificates, until
                                            the Class Certificate Balance has
                                            been reduced to zero.

                                    On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                    (i)     to cover any Net Swap Payment and
                                            any swap termination payment due to
                                            the Swap Provider but not including
                                            any swap termination payment due to
                                            a default on the part of the Swap
                                            Provider;

                                    (ii)    to the Class A Certificates, the
                                            lesser of the Principal Distribution
                                            Amount and the Class A Principal
                                            Distribution Amount, allocated
                                            between the Class A Certificates as
                                            described below, until the Class
                                            Certificate Balances thereof have
                                            been reduced to zero;

                                    (iii)   to the Class M-1 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            M-1 Principal Distribution Amount,
                                            until the Class Certificate Balance
                                            thereof has been reduced to zero;

                                    (iv)    to the Class M-2 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            M-2 Principal Distribution Amount,
                                            until the Class Certificate Balance
                                            thereof has been reduced to zero;

                                    (v)     to the Class M-3 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            M-3 Principal Distribution Amount,
                                            until the Class Certificate Balance
                                            thereof has been reduced to zero;

                                    (vi)    to the Class M-4 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            M-4 Principal Distribution Amount,
                                            until the Class Certificate Balance
                                            thereof has been reduced to zero;

                                    (vii)   to the Class M-5 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            M-5 Principal Distribution Amount,
                                            until the Class Certificate Balance
                                            thereof has been reduced to zero;

                                    (viii)  to the Class M-6 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            M-6 Principal Distribution Amount,
                                            until the Class Certificate Balance
                                            thereof has been reduced to zero;

                                    (ix)    to the Class B-1 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            B-1 Principal Distribution Amount,
                                            until the Class Certificate Balance
                                            thereof has been reduced to zero;

                                    (x)     to the Class B-2 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            B-2 Principal Distribution Amount,
                                            until the Class Certificate Balance
                                            thereof has been reduced to zero;
                                            and

                                    (xi)    to the Class B-3 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            B-3 Principal Distribution Amount,
                                            until the Class Certificate Balance
                                            thereof has been reduced to zero.


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refer to important information and qualifications at the end of this material.
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                                     Page 8

Class A Principal Allocation:       Except as described below, the Group II
                                    Class A Certificates will receive principal as follows: the Class A-2c Certificates will not receive principal distributions until the Class Certificate Balance of the Group
                                    II Class A Front Certificates has been
                                    reduced to zero and the Class A-2d
                                    Certificates will not receive principal
                                    distributions until the Class Certificate
                                    Balance of the Class A-2c Certificates has been reduced to zero.

                                    The Group II Class A Front Certificates will receive principal as follows: the Group II Class A Front Sequential Certificates and the Group II Class A Front Pass-Through Certificates will receive principal pro rata. The Group II Class A Front Sequential Certificates will receive principal sequentially; the Class A-2b Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2a Certificates has been reduced to zero.

                                    All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable.

                                    However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the Group II Mortgage Loans.

                                    Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Group II Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-2fpt, Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Swap Payment Allocation:            For a given Class of Certificates
                                    outstanding, a pro rata share of the Net
                                    Swap Payment owed by the Swap Provider (if any), based on the outstanding Class
                                    Certificate Balance of that Class.


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refer to important information and qualifications at the end of this material.
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                                     Page 9

Swap Payment Priority:              All payments due under the interest rate
                                    swap agreement and any swap termination
                                    payment pursuant to the swap agreement,
                                    including, without limitation, any Senior
                                    Defaulted Swap Termination Payment, will be deposited into the Swap Account, and allocated in the following order of priority:

                                    (i)     to pay any Net Swap Payment owed to
                                            the Swap Provider pursuant to the
                                            interest rate swap agreement;

                                    (ii)    to pay any swap termination payment
                                            to the Swap Provider, including,
                                            without limitation, any Senior
                                            Defaulted Swap Termination Payment
                                            but not including any other swap
                                            termination payment due to a default
                                            on the part of the Swap Provider;

                                    (iii)   to the Class A-1, A-2fpt, A-2a,
                                            A-2b, A-2c and A-2d Certificates,
                                            Accrued Certificate Interest and
                                            unpaid interest shortfall amounts,
                                            on a pro rata basis, to the extent
                                            not yet paid;

                                    (iv)    to the Class M-1, M-2, M-3, M-4,
                                            M-5, M-6, B-1, B-2 and B-3
                                            Certificates, Accrued Certificate
                                            Interest and unpaid interest
                                            shortfall amounts, sequentially and
                                            in that order, to the extent not yet
                                            paid;

                                    (v)     to be paid as principal, in
                                            accordance with the principal
                                            distribution rules in effect for
                                            such Distribution Date, as needed to
                                            maintain the required
                                            overcollateralization;

                                    (vi)    concurrently, to the Class A-1,
                                            A-2fpt, A-2a, A-2b, A-2c and A-2d
                                            Certificates, any Basis Risk Carry
                                            Forward Amount for such Class up to
                                            the respective Swap Payment
                                            Allocation, to the extent not yet
                                            paid;

                                    (vii)   sequentially, to the Class M-1, M-2,
                                            M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                            Certificates, any Basis Risk Carry
                                            Forward Amount for such Class up to
                                            the respective Swap Payment
                                            Allocation, to the extent not yet
                                            paid;

                                    (viii)  concurrently, to the Class A
                                            Certificates, Class M Certificates
                                            and Class B Certificates, any unpaid
                                            Basis Risk Carry Forward Amount, pro
                                            rata based on need;

                                    (ix)    sequentially, to the Class M-1, M-2,
                                            M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                            Certificates, the allocated
                                            unreimbursed realized loss amount,
                                            to the extent not yet paid;

                                    (x)     to pay any swap termination payment
                                            to the Swap Provider, to the extent
                                            the termination is due to a default
                                            on the part of the Swap Provider;
                                            and

                                    (xi)    all remaining amounts to the holder
                                            of the Class X Certificates.

                                    In the event that, upon the Trust entering into a replacement interest rate swap agreement following the occurrence of an additional termination event of the type described in Part 1(h)(ii) of the interest rate swap agreement, the Trust is entitled to receive a payment from a replacement swap provider, the Trustee shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior Defaulted Swap Termination Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any payment from a replacement swap provider is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution Date. The Swap Provider shall have first priority to any replacement swap termination payment over the payment by the Trust to certificateholders, the servicer, any responsible party, the Trustee or any other person.

                                    Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

Senior Defaulted Swap               As of any date, the lesser of (i) any
Termination Payment:                payments received by the Trust as a result
                                    of entering into a replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap Provider in accordance with the interest rate swap agreement and (ii) any swap termination payment owed to the Swap
                                    Provider.


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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                     Page 10

Allocation of Net Monthly           For any Distribution Date, any Net Monthly
Excess Cashflow:                    Excess Cashflow shall be paid as follows:

                                    (i)     to the Class M-1 Certificates, the
                                            unpaid interest shortfall amount;

                                    (ii)    to the Class M-1 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (iii)   to the Class M-2 Certificates, the
                                            unpaid interest shortfall amount;

                                    (iv)    to the Class M-2 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (v)     to the Class M-3 Certificates, the
                                            unpaid interest shortfall amount;

                                    (vi)    to the Class M-3 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (vii)   to the Class M-4 Certificates, the
                                            unpaid interest shortfall amount;

                                    (viii)  to the Class M-4 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (ix)    to the Class M-5 Certificates, the
                                            unpaid interest shortfall amount;

                                    (x)     to the Class M-5 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (xi)    to the Class M-6 Certificates, the
                                            unpaid interest shortfall amount;

                                    (xii)   to the Class M-6 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (xiii)  to the Class B-1 Certificates, the
                                            unpaid interest shortfall amount;

                                    (xiv)   to the Class B-1 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (xv)    to the Class B-2 Certificates, the
                                            unpaid interest shortfall amount;

                                    (xvi)   to the Class B-2 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (xvii)  to the Class B-3 Certificates, the
                                            unpaid interest shortfall amount;

                                    (xviii) to the Class B-3 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (xix)   concurrently, any Group I Class A
                                            Basis Risk Carry Forward Amount to
                                            the Group I Class A Certificates,
                                            and any Group II Class A Basis Risk
                                            Carry Forward Amount to the Group II
                                            Class A Certificates; and

                                    (xx)    sequentially, to Classes M-1, M-2,
                                            M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                            Certificates, in such order, any
                                            Basis Risk Carry Forward Amount for
                                            such classes.

Interest Remittance Amount:         For any Distribution Date, the portion of
                                    available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:       For any Distribution Date and each class of
                                    Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil
                                    Relief Act or similar state law allocated to such class.

Principal Distribution Amount:      On any Distribution Date, the sum of (i) the
                                    Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution        On any Distribution Date, the excess of (i)
Amount:                             the aggregate principal remittance amount
                                    over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:        For any Distribution Date is the amount of
                                    funds available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal Distribution        For any Distribution Date, the lesser of (i)
Amount:                             the excess of (x) interest collected or
                                    advanced with respect to the Mortgage Loans with due dates in the related Due Period
                                    (less servicing and trustee fees and
                                    expenses), over (y) the sum of interest
                                    payable on the Certificates on such
                                    Distribution Date and (ii) the
                                    overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:         For any Distribution Date, means the excess,
                                    if any of (i) the overcollateralization over
                                    (ii) the required overcollateralization for such Distribution Date.

Class A Principal Allocation        For any Distribution Date, the percentage
Percentage:                         equivalent of a fraction, determined as
                                    follows: (i) in the case of the Group I
                                    Class A Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the principal remittance amount for such
                                    Distribution Date and (ii) in the case of the Group II Class A Certificates, the numerator of which is (x) the portion of the principal remittance amount for such
                                    Distribution Date that is attributable to principal received or advanced on the Group
                                    II Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date.


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refer to important information and qualifications at the end of this material.
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                                     Page 11

Class A Principal Distribution      For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the aggregate Class
                                    Certificate Balance of the Class A
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of
                                    (A) the product of (i) approximately 54.50% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,519,056.

Class M-1 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date) and (ii) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 62.80% and (ii) the aggregate stated principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,519,056.

Class M-2 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date) and (iii) the Class
                                    Certificate Balance of the Class M-2
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 72.10% and
                                    (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,519,056.

Class M-3 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Certificate Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (iv) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 75.50% and (ii) the aggregate stated principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,519,056.

Class M-4 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Certificate Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3
                                    Principal Distribution Amount on such
                                    Distribution Date) and (v) the Class
                                    Certificate Balance of the Class M-4
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.40% and
                                    (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,519,056.


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refer to important information and qualifications at the end of this material.
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                                     Page 12

Class M-5 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Certificate Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3
                                    Principal Distribution Amount on such
                                    Distribution Date), (v) the Class
                                    Certificate Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (vi) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.20% and (ii) the aggregate stated principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,519,056.

Class M-6 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Certificate Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3
                                    Principal Distribution Amount on such
                                    Distribution Date), (v) the Class
                                    Certificate Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                                    Principal Distribution Amount on such
                                    Distribution Date) and (vii) the Class
                                    Certificate Balance of the Class M-6
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.50% and
                                    (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,519,056.

Class B-1 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Certificate Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3
                                    Principal Distribution Amount on such
                                    Distribution Date), (v) the Class
                                    Certificate Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                                    Principal Distribution Amount on such
                                    Distribution Date), (vii) the Class
                                    Certificate Balance of the Class M-6
                                    Certificates (after taking into account the payment of the Class M-6 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (viii) the Class Certificate
                                    Balance of the Class B-1 Certificates
                                    immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                                    (i) approximately 88.80% and (ii) the
                                    aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,519,056.


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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class B-2 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Certificate Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3
                                    Principal Distribution Amount on such
                                    Distribution Date), (v) the Class
                                    Certificate Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                                    Principal Distribution Amount on such
                                    Distribution Date), (vii) the Class
                                    Certificate Balance of the Class M-6
                                    Certificates (after taking into account the payment of the Class M-6 Principal
                                    Distribution Amount on such Distribution
                                    Date), (viii) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1
                                    Principal Distribution Amount on such
                                    Distribution Date) and (ix) the Class
                                    Certificate Balance of the Class B-2
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.30% and
                                    (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,519,056.

Class B-3 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Certificate Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3
                                    Principal Distribution Amount on such
                                    Distribution Date), (v) the Class
                                    Certificate Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                                    Principal Distribution Amount on such
                                    Distribution Date), (vii) the Class
                                    Certificate Balance of the Class M-6
                                    Certificates (after taking into account the payment of the Class M-6 Principal
                                    Distribution Amount on such Distribution
                                    Date), (viii) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (ix) the Class
                                    Certificate Balance of the Class B-2
                                    Certificates (after taking into account the payment of the Class B-2 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (x) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.10% and (ii) the aggregate stated principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,519,056.


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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Allocation of Losses:               If on any Distribution Date, after giving
                                    effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate stated principal balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized
                                    Losses is referred to as an "Applied
                                    Realized Loss Amount." In the event Applied
                                    Realized Loss Amounts are allocated to any class of certificates, its Class Certificate
                                    Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution
                                    Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate
                                    Balance of any class of certificates,
                                    amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss
                                    Amount for the applicable class of
                                    Subordinated Certificates for the related
                                    Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance
                                    Amount for the related Distribution Date.

Trust Tax Status:                   Portions of the trust will be treated as
                                    multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                                    The Offered Certificates will represent
                                    regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:                  The Offered Certificates are expected to be
                                    ERISA eligible. Plan fiduciaries should note the additional representations deemed to be made because of the interest rate swap agreement, which will be described under "ERISA Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley ABS
                                    Capital I Inc. Trust 2007-HE1 transaction.

SMMEA Eligibility:                  None of the Certificates will be SMMEA
                                    eligible.

Registration Statement and          This term sheet does not contain all
Prospectus:                         information that is required to be included
                                    in a registration statement, or in a base prospectus and prospectus supplement. The
                                    Depositor has filed a registration statement
                                    (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the
                                    Depositor, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                                    The registration statement referred to above
                                    (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink:

                                    http://www.sec.gov/Archives/edgar/data/
                                    1030442/000090514806002120/efc6-1020_
                                    forms3a.txt

Risk Factors:                       PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                    INCLUDED IN THE REGISTRATION STATEMENT AND
                                    IN THE FREE WRITING PROSPECTUS SUPPLEMENT
                                    AND THE PROSPECTUS SUPPLEMENT FOR MORGAN
                                    STANLEY ABS CAPITAL I INC. TRUST 2007-HE1
                                    TRANSACTION REFERRED FOR A DESCRIPTION OF
                                    INFORMATION THAT SHOULD BE CONSIDERED IN
                                    CONNECTION WITH AN INVESTMENT IN THE OFFERED
                                    CERTIFICATES.


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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Static Pool Information:            Information concerning the sponsor's prior
                                    residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/ abs_spi/Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL


        PPC (%)                       50            60           75            100           125           150           175
-------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    5.08          4.24         3.37          2.41          1.71          1.16          0.96
        First Payment Date         2/25/2007    2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007
        Expected Final Maturity    2/25/2026    3/25/2023     1/25/2020     7/25/2016     5/25/2014    12/25/2009     6/25/2009
        Window                      1 - 229      1 - 194       1 - 156       1 - 114       1 - 88        1 - 35        1 - 29
-------------------------------------------------------------------------------------------------------------------------------
A-2fpt  WAL (yrs)                    2.21          1.84         1.46          1.08          0.84          0.69          0.57
        First Payment Date         2/25/2007    2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007
        Expected Final Maturity    2/25/2012    4/25/2011     5/25/2010     5/25/2009    11/25/2008     7/25/2008     4/25/2008
        Window                      1 - 61        1 - 51       1 - 40        1 - 28        1 - 22        1 - 18        1 - 15
-------------------------------------------------------------------------------------------------------------------------------
 A-2a   WAL (yrs)                    1.63          1.36         1.08          0.80          0.63          0.52          0.43
        First Payment Date         2/25/2007    2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007
        Expected Final Maturity    7/25/2010    12/25/2009    4/25/2009     9/25/2008     5/25/2008     2/25/2008    12/25/2007
        Window                      1 - 42        1 - 35       1 - 27        1 - 20        1 - 16        1 - 13        1 - 11
-------------------------------------------------------------------------------------------------------------------------------
 A-2b   WAL (yrs)                    4.19          3.48         2.75          2.00          1.56          1.26          1.05
        First Payment Date         7/25/2010    12/25/2009    4/25/2009     9/25/2008     5/25/2008     2/25/2008    12/25/2007
        Expected Final Maturity    2/25/2012    4/25/2011     5/25/2010     5/25/2009    11/25/2008     7/25/2008     4/25/2008
        Window                      42 - 61      35 - 51       27 - 40       20 - 28       16 - 22       13 - 18       11 - 15
-------------------------------------------------------------------------------------------------------------------------------
 A-2c   WAL (yrs)                    7.82          6.50         5.14          3.50          2.29          1.84          1.52
        First Payment Date         2/25/2012    4/25/2011     5/25/2010     5/25/2009    11/25/2008     7/25/2008     4/25/2008
        Expected Final Maturity    7/25/2018    8/25/2016     9/25/2014     8/25/2012    11/25/2009     4/25/2009    11/25/2008
        Window                     61 - 138      51 - 115      40 - 92       28 - 67       22 - 34       18 - 27       15 - 22
-------------------------------------------------------------------------------------------------------------------------------
 A-2d   WAL (yrs)                    15.88        13.37         10.68         7.81          5.50          2.58          2.12
        First Payment Date         7/25/2018    8/25/2016     9/25/2014     8/25/2012    11/25/2009     4/25/2009    11/25/2008
        Expected Final Maturity    2/25/2026    3/25/2023     1/25/2020     7/25/2016     5/25/2014    12/25/2009     6/25/2009
        Window                     138 - 229    115 - 194     92 - 156      67 - 114       34 - 88       27 - 35       22 - 29
-------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    10.49         8.78         6.98          5.39          5.19          5.68          4.42
        First Payment Date        10/25/2011    12/25/2010    2/25/2010     8/25/2010     5/25/2011    12/25/2009     6/25/2009
        Expected Final Maturity    2/25/2026    3/25/2023     1/25/2020     7/25/2016     5/25/2014    12/25/2012    11/25/2011
        Window                     57 - 229      47 - 194     37 - 156      43 - 114       52 - 88       35 - 71       29 - 58
-------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.49         8.78         6.98          5.31          4.75          4.90          4.12
        First Payment Date        10/25/2011    12/25/2010    2/25/2010     6/25/2010    11/25/2010     3/25/2011     7/25/2010
        Expected Final Maturity    2/25/2026    3/25/2023     1/25/2020     7/25/2016     5/25/2014    12/25/2012    11/25/2011
        Window                     57 - 229      47 - 194     37 - 156      41 - 114       46 - 88       50 - 71       42 - 58
-------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.49         8.78         6.98          5.27          4.56          4.37          3.64
        First Payment Date        10/25/2011    12/25/2010    2/25/2010     5/25/2010     9/25/2010    12/25/2010     5/25/2010
        Expected Final Maturity    2/25/2026    3/25/2023     1/25/2020     7/25/2016     5/25/2014    12/25/2012    11/25/2011
        Window                     57 - 229      47 - 194     37 - 156      40 - 114       44 - 88       47 - 71       40 - 58
-------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.49         8.78         6.98          5.25          4.49          4.19          3.47
        First Payment Date        10/25/2011    12/25/2010    2/25/2010     4/25/2010     7/25/2010     9/25/2010     2/25/2010
        Expected Final Maturity    2/25/2026    3/25/2023     1/25/2020     7/25/2016     5/25/2014    12/25/2012    11/25/2011
        Window                     57 - 229      47 - 194     37 - 156      39 - 114       42 - 88       44 - 71       37 - 58
-------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.49         8.78         6.98          5.23          4.42          4.03          3.34
        First Payment Date        10/25/2011    12/25/2010    2/25/2010     4/25/2010     6/25/2010     7/25/2010    12/25/2009
        Expected Final Maturity    2/25/2026    3/25/2023     1/25/2020     7/25/2016     5/25/2014    12/25/2012    11/25/2011
        Window                     57 - 229      47 - 194     37 - 156      39 - 114       41 - 88       42 - 71       35 - 58
-------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.49         8.78         6.98          5.22          4.38          3.94          3.26
        First Payment Date        10/25/2011    12/25/2010    2/25/2010     3/25/2010     5/25/2010     6/25/2010    11/25/2009
        Expected Final Maturity    2/25/2026    3/25/2023     1/25/2020     7/25/2016     5/25/2014    12/25/2012    11/25/2011
        Window                     57 - 229      47 - 194     37 - 156      38 - 114       40 - 88       41 - 71       34 - 58
-------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.49         8.78         6.98          5.21          4.34          3.87          3.20
        First Payment Date        10/25/2011    12/25/2010    2/25/2010     3/25/2010     4/25/2010     4/25/2010    10/25/2009
        Expected Final Maturity    2/25/2026    3/25/2023     1/25/2020     7/25/2016     5/25/2014    12/25/2012    11/25/2011
        Window                     57 - 229      47 - 194     37 - 156      38 - 114       39 - 88       39 - 71       33 - 58
-------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.49         8.78         6.97          5.21          4.32          3.81          3.15
        First Payment Date        10/25/2011    12/25/2010    2/25/2010     3/25/2010     4/25/2010     4/25/2010     9/25/2009
        Expected Final Maturity    2/25/2026    3/25/2023     1/25/2020     7/25/2016     5/25/2014    12/25/2012    11/25/2011
        Window                     57 - 229      47 - 194     37 - 156      38 - 114       39 - 88       39 - 71       32 - 58
-------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.37         8.67         6.88          5.13          4.24          3.73          3.08
        First Payment Date        10/25/2011    12/25/2010    2/25/2010     2/25/2010     3/25/2010     3/25/2010     8/25/2009
        Expected Final Maturity   12/25/2025    1/25/2023    11/25/2019     6/25/2016     4/25/2014    11/25/2012    10/25/2011
        Window                     57 - 227      47 - 192     37 - 154      37 - 113       38 - 87       38 - 70       31 - 57
-------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY


        PPC (%)                       50            60            75            100           125           150           175
-------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    5.23          4.38          3.49          2.50          1.79          1.16          0.96
        First Payment Date         2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007
        Expected Final Maturity    9/25/2035     3/25/2033     1/25/2029     7/25/2023    11/25/2019    12/25/2009     6/25/2009
        Window                      1 - 344       1 - 314       1 - 264       1 - 198       1 - 154       1 - 35        1 - 29
-------------------------------------------------------------------------------------------------------------------------------
A-2fpt  WAL (yrs)                    2.21          1.84          1.46          1.08          0.84          0.69          0.57
        First Payment Date         2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007
        Expected Final Maturity    2/25/2012     4/25/2011     5/25/2010     5/25/2009    11/25/2008     7/25/2008     4/25/2008
        Window                      1 - 61        1 - 51        1 - 40        1 - 28        1 - 22        1 - 18        1 - 15
-------------------------------------------------------------------------------------------------------------------------------
 A-2a   WAL (yrs)                    1.63          1.36          1.08          0.80          0.63          0.52          0.43
        First Payment Date         2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007
        Expected Final Maturity    7/25/2010    12/25/2009     4/25/2009     9/25/2008     5/25/2008     2/25/2008    12/25/2007
        Window                      1 - 42        1 - 35        1 - 27        1 - 20        1 - 16        1 - 13        1 - 11
-------------------------------------------------------------------------------------------------------------------------------
 A-2b   WAL (yrs)                    4.19          3.48          2.75          2.00          1.56          1.26          1.05
        First Payment Date         7/25/2010    12/25/2009     4/25/2009     9/25/2008     5/25/2008     2/25/2008    12/25/2007
        Expected Final Maturity    2/25/2012     4/25/2011     5/25/2010     5/25/2009    11/25/2008     7/25/2008     4/25/2008
        Window                      42 - 61       35 - 51       27 - 40       20 - 28       16 - 22       13 - 18       11 - 15
-------------------------------------------------------------------------------------------------------------------------------
 A-2c   WAL (yrs)                    7.82          6.50          5.14          3.50          2.29          1.84          1.52
        First Payment Date         2/25/2012     4/25/2011     5/25/2010     5/25/2009    11/25/2008     7/25/2008     4/25/2008
        Expected Final Maturity    7/25/2018     8/25/2016     9/25/2014     8/25/2012    11/25/2009     4/25/2009    11/25/2008
        Window                     61 - 138      51 - 115       40 - 92       28 - 67       22 - 34       18 - 27       15 - 22
-------------------------------------------------------------------------------------------------------------------------------
 A-2d   WAL (yrs)                    17.03         14.51         11.67         8.58          6.11          2.58          2.12
        First Payment Date         7/25/2018     8/25/2016     9/25/2014     8/25/2012    11/25/2009     4/25/2009    11/25/2008
        Expected Final Maturity    7/25/2035     2/25/2033     2/25/2029     9/25/2023     1/25/2020    12/25/2009     6/25/2009
        Window                     138 - 342     115 - 313     92 - 265      67 - 200      34 - 156       27 - 35       22 - 29
-------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    10.87         9.14          7.28          5.63          5.38          6.92          5.45
        First Payment Date        10/25/2011    12/25/2010     2/25/2010     8/25/2010     5/25/2011    12/25/2009     6/25/2009
        Expected Final Maturity    4/25/2033     4/25/2030     2/25/2026     4/25/2021     2/25/2018     6/25/2017     8/25/2015
        Window                     57 - 315      47 - 279      37 - 229      43 - 171      52 - 133      35 - 125      29 - 103
-------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.84         9.11          7.26          5.53          4.92          5.04          4.23
        First Payment Date        10/25/2011    12/25/2010     2/25/2010     6/25/2010    11/25/2010     3/25/2011     7/25/2010
        Expected Final Maturity    7/25/2032     5/25/2029     5/25/2025     8/25/2020     8/25/2017     7/25/2015    12/25/2013
        Window                     57 - 306      47 - 268      37 - 220      41 - 163      46 - 127      50 - 102       42 - 83
-------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.81         9.08          7.23          5.46          4.72          4.49          3.73
        First Payment Date        10/25/2011    12/25/2010     2/25/2010     5/25/2010     9/25/2010    12/25/2010     5/25/2010
        Expected Final Maturity    4/25/2031     2/25/2028     3/25/2024    10/25/2019    11/25/2016    12/25/2014     7/25/2013
        Window                     57 - 291      47 - 253      37 - 206      40 - 153      44 - 118       47 - 95       40 - 78
-------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.78         9.05          7.20          5.43          4.63          4.29          3.56
        First Payment Date        10/25/2011    12/25/2010     2/25/2010     4/25/2010     7/25/2010     9/25/2010     2/25/2010
        Expected Final Maturity    9/25/2030     7/25/2027     9/25/2023     5/25/2019     8/25/2016     9/25/2014     4/25/2013
        Window                     57 - 284      47 - 246      37 - 200      39 - 148      42 - 115       44 - 92       37 - 75
-------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.74         9.01          7.16          5.38          4.54          4.12          3.42
        First Payment Date        10/25/2011    12/25/2010     2/25/2010     4/25/2010     6/25/2010     7/25/2010    12/25/2009
        Expected Final Maturity   11/25/2029     9/25/2026    12/25/2022    10/25/2018     2/25/2016     5/25/2014     1/25/2013
        Window                     57 - 274      47 - 236      37 - 191      39 - 141      41 - 109       42 - 88       35 - 72
-------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.69         8.96          7.12          5.34          4.47          4.01          3.32
        First Payment Date        10/25/2011    12/25/2010     2/25/2010     3/25/2010     5/25/2010     6/25/2010    11/25/2009
        Expected Final Maturity   11/25/2028    10/25/2025     2/25/2022     3/25/2018     8/25/2015    12/25/2013     9/25/2012
        Window                     57 - 262      47 - 225      37 - 181      38 - 134      40 - 103       41 - 83       34 - 68
-------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.61         8.89          7.06          5.28          4.40          3.91          3.23
        First Payment Date        10/25/2011    12/25/2010     2/25/2010     3/25/2010     4/25/2010     4/25/2010    10/25/2009
        Expected Final Maturity    2/25/2028     1/25/2025     7/25/2021     9/25/2017     4/25/2015     8/25/2013     6/25/2012
        Window                     57 - 253      47 - 216      37 - 174      38 - 128       39 - 99       39 - 79       33 - 65
-------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.52         8.80          6.99          5.23          4.33          3.81          3.16
        First Payment Date        10/25/2011    12/25/2010     2/25/2010     3/25/2010     4/25/2010     4/25/2010     9/25/2009
        Expected Final Maturity   10/25/2026    10/25/2023     6/25/2020    11/25/2016     9/25/2014     2/25/2013     1/25/2012
        Window                     57 - 237      47 - 201      37 - 161      38 - 118       39 - 92       39 - 73       32 - 60
-------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.37         8.67          6.88          5.13          4.24          3.73          3.08
        First Payment Date        10/25/2011    12/25/2010     2/25/2010     2/25/2010     3/25/2010     3/25/2010     8/25/2009
        Expected Final Maturity   12/25/2025     1/25/2023    11/25/2019     6/25/2016     4/25/2014    11/25/2012    10/25/2011
        Window                     57 - 227      47 - 192      37 - 154      37 - 113       38 - 87       38 - 70       31 - 57
-------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL


         CPR (%)                              20              25              30
------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           3.37            2.61            2.03
         First Payment Date                2/25/2007       2/25/2007       2/25/2007
         Expected Final Maturity           1/25/2020       4/25/2017       5/25/2015
         Window                             1 - 156         1 - 123         1 - 100
------------------------------------------------------------------------------------
 A-2fpt  WAL (yrs)                           1.44            1.13            0.92
         First Payment Date                2/25/2007       2/25/2007       2/25/2007
         Expected Final Maturity           5/25/2010       7/25/2009       2/25/2009
         Window                             1 - 40          1 - 30          1 - 25
------------------------------------------------------------------------------------
  A-2a   WAL (yrs)                           1.06            0.83            0.68
         First Payment Date                2/25/2007       2/25/2007       2/25/2007
         Expected Final Maturity           4/25/2009      10/25/2008       6/25/2008
         Window                             1 - 27          1 - 21          1 - 17
------------------------------------------------------------------------------------
  A-2b   WAL (yrs)                           2.74            2.13            1.73
         First Payment Date                4/25/2009      10/25/2008       6/25/2008
         Expected Final Maturity           5/25/2010       7/25/2009       2/25/2009
         Window                             27 - 40         21 - 30         17 - 25
------------------------------------------------------------------------------------
  A-2c   WAL (yrs)                           5.15            3.88            2.71
         First Payment Date                5/25/2010       7/25/2009       2/25/2009
         Expected Final Maturity           9/25/2014       1/25/2013      11/25/2011
         Window                             40 - 92         30 - 72         25 - 58
------------------------------------------------------------------------------------
  A-2d   WAL (yrs)                           10.70           8.41            6.83
         First Payment Date                9/25/2014       1/25/2013      11/25/2011
         Expected Final Maturity           1/25/2020       4/25/2017       5/25/2015
         Window                            92 - 156        72 - 123        58 - 100
------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           7.00            5.66            5.15
         First Payment Date                2/25/2010       7/25/2010       1/25/2011
         Expected Final Maturity           1/25/2020       4/25/2017       5/25/2015
         Window                            37 - 156        42 - 123        48 - 100
------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           7.00            5.61            4.93
         First Payment Date                2/25/2010       5/25/2010       8/25/2010
         Expected Final Maturity           1/25/2020       4/25/2017       5/25/2015
         Window                            37 - 156        40 - 123        43 - 100
------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           7.00            5.59            4.83
         First Payment Date                2/25/2010       4/25/2010       7/25/2010
         Expected Final Maturity           1/25/2020       4/25/2017       5/25/2015
         Window                            37 - 156        39 - 123        42 - 100
------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           7.00            5.58            4.79
         First Payment Date                2/25/2010       4/25/2010       6/25/2010
         Expected Final Maturity           1/25/2020       4/25/2017       5/25/2015
         Window                            37 - 156        39 - 123        41 - 100
------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           7.00            5.57            4.75
         First Payment Date                2/25/2010       3/25/2010       5/25/2010
         Expected Final Maturity           1/25/2020       4/25/2017       5/25/2015
         Window                            37 - 156        38 - 123        40 - 100
------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           7.00            5.56            4.73
         First Payment Date                2/25/2010       3/25/2010       4/25/2010
         Expected Final Maturity           1/25/2020       4/25/2017       5/25/2015
         Window                            37 - 156        38 - 123        39 - 100
------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           7.00            5.56            4.71
         First Payment Date                2/25/2010       3/25/2010       4/25/2010
         Expected Final Maturity           1/25/2020       4/25/2017       5/25/2015
         Window                            37 - 156        38 - 123        39 - 100
------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           6.99            5.55            4.68
         First Payment Date                2/25/2010       2/25/2010       3/25/2010
         Expected Final Maturity           1/25/2020       4/25/2017       5/25/2015
         Window                            37 - 156        37 - 123        38 - 100
------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           6.91            5.47            4.62
         First Payment Date                2/25/2010       2/25/2010       3/25/2010
         Expected Final Maturity          12/25/2019       3/25/2017       4/25/2015
         Window                            37 - 155        37 - 122         38 - 99
------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY


         CPR (%)                              20              25              30
------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           3.49            2.71            2.11
         First Payment Date                2/25/2007       2/25/2007       2/25/2007
         Expected Final Maturity           2/25/2029      10/25/2024       7/25/2021
         Window                             1 - 265         1 - 213         1 - 174
------------------------------------------------------------------------------------
 A-2fpt  WAL (yrs)                           1.44            1.13            0.92
         First Payment Date                2/25/2007       2/25/2007       2/25/2007
         Expected Final Maturity           5/25/2010       7/25/2009       2/25/2009
         Window                             1 - 40          1 - 30          1 - 25
------------------------------------------------------------------------------------
  A-2a   WAL (yrs)                           1.06            0.83            0.68
         First Payment Date                2/25/2007       2/25/2007       2/25/2007
         Expected Final Maturity           4/25/2009      10/25/2008       6/25/2008
         Window                             1 - 27          1 - 21          1 - 17
------------------------------------------------------------------------------------
  A-2b   WAL (yrs)                           2.74            2.13            1.73
         First Payment Date                4/25/2009      10/25/2008       6/25/2008
         Expected Final Maturity           5/25/2010       7/25/2009       2/25/2009
         Window                             27 - 40         21 - 30         17 - 25
------------------------------------------------------------------------------------
  A-2c   WAL (yrs)                           5.15            3.88            2.71
         First Payment Date                5/25/2010       7/25/2009       2/25/2009
         Expected Final Maturity           9/25/2014       1/25/2013      11/25/2011
         Window                             40 - 92         30 - 72         25 - 58
------------------------------------------------------------------------------------
  A-2d   WAL (yrs)                           11.69           9.20            7.48
         First Payment Date                9/25/2014       1/25/2013      11/25/2011
         Expected Final Maturity           2/25/2029      10/25/2024       7/25/2021
         Window                            92 - 265        72 - 213        58 - 174
------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           7.31            5.91            5.35
         First Payment Date                2/25/2010       7/25/2010       1/25/2011
         Expected Final Maturity           3/25/2026       4/25/2022       6/25/2019
         Window                            37 - 230        42 - 183        48 - 149
------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           7.28            5.84            5.12
         First Payment Date                2/25/2010       5/25/2010       8/25/2010
         Expected Final Maturity           5/25/2025       8/25/2021      12/25/2018
         Window                            37 - 220        40 - 175        43 - 143
------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           7.25            5.79            5.00
         First Payment Date                2/25/2010       4/25/2010       7/25/2010
         Expected Final Maturity           4/25/2024       9/25/2020       2/25/2018
         Window                            37 - 207        39 - 164        42 - 133
------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           7.23            5.76            4.94
         First Payment Date                2/25/2010       4/25/2010       6/25/2010
         Expected Final Maturity           9/25/2023       3/25/2020      10/25/2017
         Window                            37 - 200        39 - 158        41 - 129
------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           7.19            5.72            4.88
         First Payment Date                2/25/2010       3/25/2010       5/25/2010
         Expected Final Maturity           1/25/2023       9/25/2019       4/25/2017
         Window                            37 - 192        38 - 152        40 - 123
------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           7.15            5.68            4.82
         First Payment Date                2/25/2010       3/25/2010       4/25/2010
         Expected Final Maturity           3/25/2022       1/25/2019      10/25/2016
         Window                            37 - 182        38 - 144        39 - 117
------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           7.09            5.63            4.76
         First Payment Date                2/25/2010       3/25/2010       4/25/2010
         Expected Final Maturity           8/25/2021       7/25/2018       5/25/2016
         Window                            37 - 175        38 - 138        39 - 112
------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           7.01            5.56            4.69
         First Payment Date                2/25/2010       2/25/2010       3/25/2010
         Expected Final Maturity           7/25/2020       8/25/2017       8/25/2015
         Window                            37 - 162        37 - 127        38 - 103
------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           6.91            5.47            4.62
         First Payment Date                2/25/2010       2/25/2010       3/25/2010
         Expected Final Maturity          12/25/2019       3/25/2017       4/25/2015
         Window                            37 - 155        37 - 122         38 - 99
------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   A-1 Cap (%)   A-2fpt Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   --------------   ------------   ------------   ------------   ------------
          Actual/360     Actual/360      Actual/360     Actual/360     Actual/360     Actual/360
  0           -               -              -              -              -              -
  1         20.14           20.08          20.07          20.11          20.16          20.23
  2         20.14           20.08          20.07          20.11          20.16          20.23
  3         20.14           20.08          20.07          20.11          20.16          20.23
  4         20.14           20.08          20.07          20.11          20.16          20.23
  5         19.91           19.86          19.86          19.86          19.86          19.86
  6         20.01           19.97          19.97          19.97          19.97          19.97
  7         19.59           19.54          19.54          19.54          19.54          19.54
  8         19.43           19.39          19.39          19.39          19.39          19.39
  9         19.55           19.50          19.50          19.50          19.50          19.50
 10         19.13           19.08          19.08          19.08          19.08          19.08
 11         19.25           19.20          19.20          19.20          19.20          19.20
 12         21.03           20.99          20.99          20.99          20.99          20.99
 13         20.85           20.81          20.81          20.81          20.81          20.81
 14         20.97           20.93          20.93          20.93          20.93          20.93
 15         20.51           20.46          20.46          20.46          20.46          20.46
 16         20.49           20.44          20.44          20.44          20.44          20.44
 17         20.18           20.14          20.14          20.14          20.14          20.14
 18         20.18           20.13          20.13          20.13          20.13          20.13
 19         19.87           19.83          19.83          19.83          19.83          19.83
 20         19.70           19.62          19.62          19.62          19.62          19.62
 21         19.08           19.48            -            19.48          19.48          19.48
 22         18.76           19.15            -            19.15          19.15          19.15
 23         18.89           19.28            -            19.28          19.28          19.28
 24         18.57           18.96            -            18.96          18.96          18.96
 25         18.49           18.87            -            18.87          18.87          18.87
 26         19.11           19.46            -            19.46          19.46          19.46
 27         16.87           17.33            -            17.33          17.33          17.33
 28         17.12           17.59            -            17.59          17.59          17.59
 29         16.81             -              -              -            17.27          17.27
 30         17.08             -              -              -            17.55          17.55
 31         16.78             -              -              -            17.24          17.24
 32         16.82             -              -              -            16.95          16.95
 33         16.44             -              -              -            16.74          16.74
 34         16.13             -              -              -            16.42          16.42
 35         16.58             -              -              -            16.87          16.87
 36         16.28             -              -              -            16.57          16.57
 37         77.88             -              -              -            78.72          68.28
 38         22.33             -              -              -            22.38          20.23
 39         20.78             -              -              -            20.96          20.23
 40         21.17             -              -              -            21.35          20.23
 41         20.36             -              -              -            20.52          20.23
 42         20.74             -              -              -            20.91          20.23
 43         19.95             -              -              -            20.11          20.11
 44         19.77             -              -              -            19.74          19.74
 45         20.30             -              -              -            20.26          20.26


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   A-1 Cap (%)   A-2fpt Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   --------------   ------------   ------------   ------------   ------------
          Actual/360     Actual/360      Actual/360     Actual/360     Actual/360     Actual/360
 46         19.56             -              -              -            19.52          19.52
 47         19.95             -              -              -            19.91          19.91
 48         19.35             -              -              -            19.31          19.31
 49         19.33             -              -              -            19.29          19.29
 50         21.60             -              -              -            21.46          21.46
 51         19.74             -              -              -            19.61          19.61
 52         20.29             -              -              -            20.16          20.16
 53         19.69             -              -              -            19.57          19.57
 54         20.25             -              -              -            20.12          20.12
 55         19.65             -              -              -            19.52          19.52
 56         19.78             -              -              -            19.62          19.62
 57         20.34             -              -              -            20.18          20.18
 58         19.74             -              -              -            19.59          19.59
 59         20.30             -              -              -            20.14          20.14
 60         19.70             -              -              -            19.54          19.54
 61         19.68             -              -              -            19.52          19.52
 62         20.85             -              -              -            20.69          20.69
 63         19.63             -              -              -            19.48          19.48
 64         20.19             -              -              -            20.03          20.03
 65         19.59             -              -              -            19.44          19.44
 66         20.15             -              -              -            19.99          19.99
 67         19.55             -              -              -            19.39          19.39
 68         19.52             -              -              -              -            19.37
 69         20.08             -              -              -              -            19.93
 70         19.48             -              -              -              -            19.33
 71         20.04             -              -              -              -            19.89
 72         17.87             -              -              -              -            17.72
 73         17.87             -              -              -              -            17.72
 74         19.77             -              -              -              -            19.61
 75         17.85             -              -              -              -            17.70
 76         18.44             -              -              -              -            18.29
 77         17.84             -              -              -              -            17.69
 78         18.43             -              -              -              -            18.28
 79         17.83             -              -              -              -            17.68
 80         17.82             -              -              -              -            17.67
 81         18.41             -              -              -              -            18.26
 82         17.81             -              -              -              -            17.66
 83         18.40             -              -              -              -            18.24
 84         17.80             -              -              -              -            17.65
 85         17.79             -              -              -              -            17.64
 86         19.69             -              -              -              -            19.53
 87         17.78             -              -              -              -            17.63
 88         18.36             -              -              -              -            18.21
 89         17.76             -              -              -              -            17.62
 90         18.35             -              -              -              -            18.20
 91         17.75             -              -              -              -            17.61


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   A-1 Cap (%)   A-2fpt Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   --------------   ------------   ------------   ------------   ------------
          Actual/360     Actual/360      Actual/360     Actual/360     Actual/360     Actual/360
 92         17.74             -              -              -              -            17.60
 93         18.33             -              -              -              -            18.18
 94         17.73             -              -              -              -            17.59
 95         18.32             -              -              -              -            18.17
 96         17.72             -              -              -              -            17.57
 97         17.71             -              -              -              -            17.57
 98         19.60             -              -              -              -            19.44
 99         17.70             -              -              -              -            17.56
 100        17.98             -              -              -              -            17.83
 101        13.86             -              -              -              -            13.72
 102        14.36             -              -              -              -            14.21
 103        13.93             -              -              -              -            13.79
 104        13.97             -              -              -              -            13.83
 105        14.48             -              -              -              -            14.33
 106        14.05             -              -              -              -            13.91
 107        14.56             -              -              -              -            14.41
 108        14.13             -              -              -              -            13.99
 109        14.17             -              -              -              -            14.03
 110        15.20             -              -              -              -            15.05
 111        14.26             -              -              -              -            14.12
 112        14.79             -              -              -              -            14.64
 113        14.36             -              -              -              -            14.22
 114        14.89             -              -              -              -            14.74
 115        14.46             -              -              -              -            14.32
 116        14.51             -              -              -              -            14.37
 117        15.05             -              -              -              -            14.91
 118        14.62             -              -              -              -            14.48
 119        15.17             -              -              -              -            15.02
 120        14.73             -              -              -              -            14.60
 121        14.80             -              -              -              -            14.66
 122        16.45             -              -              -              -            16.30
 123        14.92             -              -              -              -            14.79
 124        15.49             -              -              -              -            15.35
 125        15.06             -              -              -              -            14.92
 126        15.63             -              -              -              -            15.49
 127        15.20             -              -              -              -            15.06
 128        15.27             -              -              -              -            15.14
 129        15.86             -              -              -              -            15.72
 130        15.43             -              -              -              -            15.29
 131        16.02             -              -              -              -            15.89
 132        15.59             -              -              -              -            15.46
 133        15.67             -              -              -              -            15.54
 134        17.45             -              -              -              -            17.30
 135        15.85             -              -              -              -            15.72
 136        16.48             -              -              -              -            16.34
 137        16.04             -              -              -              -            15.91


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   A-1 Cap (%)   A-2fpt Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   --------------   ------------   ------------   ------------   ------------
          Actual/360     Actual/360      Actual/360     Actual/360     Actual/360     Actual/360
 138        16.67             -              -              -              -            16.54
 139        16.24             -              -              -              -            16.11
 140        16.34             -              -              -              -            16.21
 141        17.00             -              -              -              -            16.86
 142        16.56             -              -              -              -            16.43
 143        17.22             -              -              -              -            17.09
 144        16.78             -              -              -              -            16.65
 145        16.90             -              -              -              -            16.77
 146        18.85             -              -              -              -            18.71
 147        17.15             -              -              -              -            17.02
 148        17.86             -              -              -              -            17.72
 149        17.41             -              -              -              -            17.28
 150        18.13             -              -              -              -            18.00
 151        17.69             -              -              -              -            17.56
 152        17.83             -              -              -              -            17.71
 153        18.58             -              -              -              -            18.45
 154        18.13             -              -              -              -            18.01
 155        18.90             -              -              -              -            18.77
 156        18.45             -              -              -              -            18.32
 157        18.62             -              -              -              -            18.49
 158        20.08             -              -              -              -            19.95
 159        18.96             -              -              -              -            18.83
 160        19.78             -              -              -              -            19.65
 161        19.32             -              -              -              -            19.20
 162        20.16             -              -              -              -            20.04
 163        19.71             -              -              -              -            19.58
 164        19.91             -              -              -              -            19.78
 165        20.79             -              -              -              -            20.66
 166        20.33             -              -              -              -            20.20
 167        21.23             -              -              -              -            21.10
 168        20.77             -              -              -              -            20.64
 169        21.00             -              -              -              -            20.87
 170        23.51             -              -              -              -            23.37
 171        21.48             -              -              -              -            21.35
 172        22.45             -              -              -              -            22.32
 173        22.20             -              -              -              -            22.08
 174        23.49             -              -              -              -            23.36
 175        23.30             -              -              -              -            23.18
 176        23.92             -              -              -              -            23.80
 177        25.41             -              -              -              -            25.28
 178        25.32             -              -              -              -            25.20
 179        26.99             -              -              -              -            26.86
 180        26.99             -              -              -              -            26.87
 181        27.96             -              -              -              -            27.84
 182        32.13             -              -              -              -            32.00
 183        30.21             -              -              -              -            30.09


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   A-1 Cap (%)   A-2fpt Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   --------------   ------------   ------------   ------------   ------------
          Actual/360     Actual/360      Actual/360     Actual/360     Actual/360     Actual/360
 184        32.59             -              -              -              -            32.47
 185        33.03             -              -              -              -            32.91
 186        35.88             -              -              -              -            35.76
 187        36.66             -              -              -              -            36.55
 188        38.90             -              -              -              -            38.78
 189        42.88             -              -              -              -            42.76
 190        44.56             -              -              -              -            44.45
 191        49.84             -              -              -              -            49.72
 192        52.71             -              -              -              -            52.59
 193        58.27             -              -              -              -            58.15
 194        72.37             -              -              -              -            72.24
 195        74.74             -              -              -              -            74.63
 196        90.62             -              -              -              -            90.50
 197       106.73             -              -              -              -           106.62
 198       142.04             -              -              -              -           141.93
 199       195.38             -              -              -              -           195.27
 200          -               -              -              -              -           344.98
 201          -               -              -              -              -              *
 202          -               -              -              -              -              -


* In Period 201 the Class A-2d has a beginning balance of approximately $46,677 and is paid approximately $195,191 in interest.

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
   0          -             -             -             -             -             -             -             -             -
   1        20.28         20.29         20.33         20.38         20.40         20.46         20.95         21.60         22.25
   2        20.28         20.29         20.33         20.38         20.40         20.46         20.95         21.60         22.25
   3        20.28         20.29         20.33         20.26         19.84         19.84         19.84         19.84         19.84
   4        20.28         20.29         20.33         20.51         20.99         21.11         22.12         20.27         19.92
   5        19.49         19.49         19.49         19.49         19.49         19.49         19.49         19.49         19.49
   6        19.57         19.57         19.57         19.57         19.57         19.57         19.57         19.57         19.57
   7        19.14         19.14         19.14         19.14         19.14         19.14         19.14         19.14         19.14
   8        18.97         18.97         18.97         18.97         18.97         18.97         18.97         18.97         18.97
   9        19.06         19.06         19.06         19.06         19.06         19.06         19.06         19.06         19.06
  10        18.64         18.64         18.64         18.64         18.64         18.64         18.64         18.64         18.64
  11        18.72         18.72         18.72         18.72         18.72         18.72         18.72         18.72         18.72
  12        20.51         20.51         20.51         20.51         20.51         20.51         20.51         20.51         20.51
  13        20.31         20.31         20.31         20.31         20.31         20.31         20.31         20.31         20.31
  14        20.37         20.37         20.37         20.37         20.37         20.37         20.37         20.37         20.37
  15        19.92         19.92         19.92         19.92         19.92         19.92         19.92         19.92         19.92
  16        19.86         19.86         19.86         19.86         19.86         19.86         19.86         19.86         19.86
  17        19.55         19.55         19.55         19.55         19.55         19.55         19.55         19.55         19.55
  18        19.50         19.50         19.50         19.50         19.50         19.50         19.50         19.50         19.50
  19        19.19         19.19         19.19         19.19         19.19         19.19         19.19         19.19         19.19
  20        18.95         18.95         18.95         18.95         18.95         18.95         18.95         18.95         18.95
  21        18.50         18.50         18.50         18.50         18.50         18.50         18.50         18.50         18.50
  22        18.17         18.17         18.17         18.17         18.17         18.17         18.17         18.17         18.17
  23        18.23         18.23         18.23         18.23         18.23         18.23         18.23         18.23         18.23
  24        17.90         17.90         17.90         17.90         17.90         17.90         17.90         17.90         17.90
  25        17.76         17.76         17.76         17.76         17.76         17.76         17.76         17.76         17.76
  26        18.20         18.20         18.20         18.20         18.20         18.20         18.20         18.20         18.20
  27        16.03         16.03         16.03         16.03         16.03         16.03         16.03         16.03         16.03
  28        16.18         16.18         16.18         16.18         16.18         16.18         16.18         16.18         16.18
  29        15.85         15.85         15.85         15.85         15.85         15.85         15.85         15.85         15.85
  30        16.01         16.01         16.01         16.01         16.01         16.01         16.01         16.01         16.01
  31        15.67         15.67         15.67         15.67         15.67         15.67         15.67         15.67         15.67
  32        15.33         15.33         15.33         15.33         15.33         15.33         15.33         15.33         15.33
  33        14.82         14.82         14.82         14.82         14.82         14.82         14.82         14.82         14.82
  34        14.46         14.46         14.46         14.46         14.46         14.46         14.46         14.46         14.46
  35        14.73         14.73         14.73         14.73         14.73         14.73         14.73         14.73         14.73
  36        14.37         14.37         14.37         14.37         14.37         14.37         14.37         14.37         14.37
  37        15.30         15.31         15.33         15.35         15.36         15.39         15.62         15.98         16.33
  38        15.40         15.40         15.41         15.43         15.43         15.44         15.57         15.76         16.10
  39        14.49         14.49         14.49         14.50         14.50         14.53         14.62         14.71         14.79
  40        14.92         14.92         14.93         14.95         15.05         15.06         15.14         15.27         15.40
  41        14.31         14.31         14.33         14.35         14.35         14.35         14.37         14.41         14.44
  42        14.74         14.76         14.83         14.83         14.83         14.84         14.89         14.97         15.05
  43        14.17         14.17         14.17         14.17         14.17         14.17         14.17         14.17         14.17
  44        13.95         13.95         13.95         13.95         13.95         13.95         13.95         13.95         13.95
  45        14.43         14.43         14.43         14.43         14.43         14.43         14.43         14.43         14.43
  46        14.02         14.02         14.02         14.02         14.02         14.02         14.02         14.02         14.02


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
  47        14.38         14.38         14.38         14.38         14.38         14.38         14.38         14.38         14.38
  48        13.98         13.98         13.98         13.98         13.98         13.98         13.98         13.98         13.98
  49        13.96         13.96         13.96         13.96         13.96         13.96         13.96         13.96         13.96
  50        15.54         15.54         15.54         15.54         15.54         15.54         15.54         15.54         15.54
  51        14.27         14.27         14.27         14.27         14.27         14.27         14.27         14.27         14.27
  52        14.64         14.64         14.64         14.64         14.64         14.64         14.64         14.64         14.64
  53        14.22         14.22         14.22         14.22         14.22         14.22         14.22         14.22         14.22
  54        14.60         14.60         14.60         14.60         14.60         14.60         14.60         14.60         14.60
  55        14.18         14.18         14.18         14.18         14.18         14.18         14.18         14.18         14.18
  56        14.27         14.27         14.27         14.27         14.27         14.27         14.27         14.27         14.27
  57        14.65         14.65         14.65         14.65         14.65         14.65         14.65         14.65         14.65
  58        14.23         14.23         14.23         14.23         14.23         14.23         14.23         14.23         14.23
  59        14.61         14.61         14.61         14.61         14.61         14.61         14.61         14.61         14.61
  60        14.19         14.19         14.19         14.19         14.19         14.19         14.19         14.19         14.19
  61        14.17         14.17         14.17         14.17         14.17         14.17         14.17         14.17         14.17
  62        14.97         14.97         14.97         14.97         14.97         14.97         14.97         14.97         14.97
  63        14.13         14.13         14.13         14.13         14.13         14.13         14.13         14.13         14.13
  64        14.50         14.50         14.50         14.50         14.50         14.50         14.50         14.50         14.50
  65        14.09         14.09         14.09         14.09         14.09         14.09         14.09         14.09         14.09
  66        14.46         14.46         14.46         14.46         14.46         14.46         14.46         14.46         14.46
  67        14.05         14.05         14.05         14.05         14.05         14.05         14.05         14.05         14.05
  68        14.03         14.03         14.03         14.03         14.03         14.03         14.03         14.03         14.03
  69        14.40         14.40         14.40         14.40         14.40         14.40         14.40         14.40         14.40
  70        13.99         13.99         13.99         13.99         13.99         13.99         13.99         13.99         13.99
  71        14.36         14.36         14.36         14.36         14.36         14.36         14.36         14.36         14.36
  72        12.38         12.38         12.38         12.38         12.38         12.38         12.38         12.38         12.38
  73        12.37         12.37         12.37         12.37         12.37         12.37         12.37         12.37         12.37
  74        13.69         13.69         13.69         13.69         13.69         13.69         13.69         13.69         13.69
  75        12.36         12.36         12.36         12.36         12.36         12.36         12.36         12.36         12.36
  76        12.77         12.77         12.77         12.77         12.77         12.77         12.77         12.77         12.77
  77        12.35         12.35         12.35         12.35         12.35         12.35         12.35         12.35         12.35
  78        12.76         12.76         12.76         12.76         12.76         12.76         12.76         12.76         12.76
  79        12.34         12.34         12.34         12.34         12.34         12.34         12.34         12.34         12.34
  80        12.33         12.33         12.33         12.33         12.33         12.33         12.33         12.33         12.33
  81        12.74         12.74         12.74         12.74         12.74         12.74         12.74         12.74         12.74
  82        12.32         12.32         12.32         12.32         12.32         12.32         12.32         12.32         12.32
  83        12.73         12.73         12.73         12.73         12.73         12.73         12.73         12.73         12.73
  84        12.31         12.31         12.31         12.31         12.31         12.31         12.31         12.31         12.31
  85        12.31         12.31         12.31         12.31         12.31         12.31         12.31         12.31         12.31
  86        13.62         13.62         13.62         13.62         13.62         13.62         13.62         13.62         13.62
  87        12.29         12.29         12.29         12.29         12.29         12.29         12.29         12.29         12.29
  88        12.70         12.70         12.70         12.70         12.70         12.70         12.70         12.70         12.70
  89        12.28         12.28         12.28         12.28         12.28         12.28         12.28         12.28         12.28
  90        12.69         12.69         12.69         12.69         12.69         12.69         12.69         12.69         12.69
  91        12.27         12.27         12.27         12.27         12.27         12.27         12.27         12.27         12.27
  92        12.27         12.27         12.27         12.27         12.27         12.27         12.27         12.27         12.27
  93        12.67         12.67         12.67         12.67         12.67         12.67         12.67         12.67         12.67


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
  94        12.25         12.25         12.25         12.25         12.25         12.25         12.25         12.25         12.25
  95        12.66         12.66         12.66         12.66         12.66         12.66         12.66         12.66         12.66
  96        12.24         12.24         12.24         12.24         12.24         12.24         12.24         12.24         12.24
  97        12.24         12.24         12.24         12.24         12.24         12.24         12.24         12.24         12.24
  98        13.54         13.54         13.54         13.54         13.54         13.54         13.54         13.54         13.54
  99        12.23         12.23         12.23         12.23         12.23         12.23         12.23         12.23         12.23
  100       12.63         12.63         12.63         12.63         12.63         12.63         12.63         12.63         12.63
  101       12.21         12.21         12.21         12.21         12.21         12.21         12.21         12.21         12.21
  102       12.62         12.62         12.62         12.62         12.62         12.62         12.62         12.62         12.62
  103       12.20         12.20         12.20         12.20         12.20         12.20         12.20         12.20         12.20
  104       12.20         12.20         12.20         12.20         12.20         12.20         12.20         12.20         12.20
  105       12.60         12.60         12.60         12.60         12.60         12.60         12.60         12.60         12.60
  106       12.19         12.19         12.19         12.19         12.19         12.19         12.19         12.19         12.19
  107       12.59         12.59         12.59         12.59         12.59         12.59         12.59         12.59         12.59
  108       12.17         12.17         12.17         12.17         12.17         12.17         12.17         12.17         12.17
  109       12.17         12.17         12.17         12.17         12.17         12.17         12.17         12.17         12.17
  110       13.00         13.00         13.00         13.00         13.00         13.00         13.00         13.00         13.00
  111       12.16         12.16         12.16         12.16         12.16         12.16         12.16         12.16         12.16
  112       12.56         12.56         12.56         12.56         12.56         12.56         12.56         12.56         12.56
  113       12.15         12.15         12.15         12.15         12.15         12.15         12.15         12.15         12.15
  114       12.54         12.54         12.54         12.54         12.54         12.54         12.54         12.54           -
  115       12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13           -
  116       12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13           -
  117       12.53         12.53         12.53         12.53         12.53         12.53         12.53         12.53           -
  118       12.12         12.12         12.12         12.12         12.12         12.12         12.12         12.12           -
  119       12.51         12.51         12.51         12.51         12.51         12.51         12.51         12.51           -
  120       12.10         12.10         12.10         12.10         12.10         12.10         12.10           -             -
  121       12.10         12.10         12.10         12.10         12.10         12.10         12.10           -             -
  122       13.39         13.39         13.39         13.39         13.39         13.39         13.39           -             -
  123       12.09         12.09         12.09         12.09         12.09         12.09         12.09           -             -
  124       12.48         12.48         12.48         12.48         12.48         12.48         12.48           -             -
  125       12.08         12.08         12.08         12.08         12.08         12.08         12.08           -             -
  126       12.47         12.47         12.47         12.47         12.47         12.47         12.47           -             -
  127       12.06         12.06         12.06         12.06         12.06         12.06         12.06           -             -
  128       12.06         12.06         12.06         12.06         12.06         12.06         12.06           -             -
  129       12.45         12.45         12.45         12.45         12.45         12.45         12.45           -             -
  130       12.05         12.05         12.05         12.05         12.05         12.05           -             -             -
  131       12.44         12.44         12.44         12.44         12.44         12.44           -             -             -
  132       12.03         12.03         12.03         12.03         12.03         12.03           -             -             -
  133       12.03         12.03         12.03         12.03         12.03         12.03           -             -             -
  134       13.31         13.31         13.31         13.31         13.31         13.31           -             -             -
  135       12.02         12.02         12.02         12.02         12.02           -             -             -             -
  136       12.41         12.41         12.41         12.41         12.41           -             -             -             -
  137       12.00         12.00         12.00         12.00         12.00           -             -             -             -
  138       12.40         12.40         12.40         12.40         12.40           -             -             -             -
  139       11.99         11.99         11.99         11.99         11.99           -             -             -             -
  140       11.99         11.99         11.99         11.99         11.99           -             -             -             -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
  141       12.38         12.38         12.38         12.38         12.38           -             -             -             -
  142       11.98         11.98         11.98         11.98         11.98           -             -             -             -
  143       12.37         12.37         12.37         12.37           -             -             -             -             -
  144       11.96         11.96         11.96         11.96           -             -             -             -             -
  145       11.96         11.96         11.96         11.96           -             -             -             -             -
  146       13.23         13.23         13.23         13.23           -             -             -             -             -
  147       11.95         11.95         11.95         11.95           -             -             -             -             -
  148       12.34         12.34         12.34         12.34           -             -             -             -             -
  149       11.93         11.93         11.93           -             -             -             -             -             -
  150       12.33         12.33         12.33           -             -             -             -             -             -
  151       11.92         11.92         11.92           -             -             -             -             -             -
  152       11.92         11.92         11.92           -             -             -             -             -             -
  153       12.31         12.31         12.31           -             -             -             -             -             -
  154       11.90         11.90           -             -             -             -             -             -             -
  155       12.30         12.30           -             -             -             -             -             -             -
  156       11.89         11.89           -             -             -             -             -             -             -
  157       11.89         11.89           -             -             -             -             -             -             -
  158       12.70         12.70           -             -             -             -             -             -             -
  159       11.88         11.88           -             -             -             -             -             -             -
  160       12.27         12.27           -             -             -             -             -             -             -
  161       11.86         11.86           -             -             -             -             -             -             -
  162       12.25         12.25           -             -             -             -             -             -             -
  163       11.85         11.85           -             -             -             -             -             -             -
  164       11.85         11.85           -             -             -             -             -             -             -
  165       12.24           -             -             -             -             -             -             -             -
  166       11.83           -             -             -             -             -             -             -             -
  167       12.22           -             -             -             -             -             -             -             -
  168       11.82           -             -             -             -             -             -             -             -
  169       11.82           -             -             -             -             -             -             -             -
  170       13.08           -             -             -             -             -             -             -             -
  171       11.81           -             -             -             -             -             -             -             -
  172       12.19           -             -             -             -             -             -             -             -
  173         -             -             -             -             -             -             -             -             -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Swap Schedule

Swap Rate: [4.900%]

     Period   Start Accrual   End Accrual     Swap Notional
     ------------------------------------------------------
       1        1/26/2007      2/25/2007            -
       2        2/25/2007      3/25/2007            -
       3        3/25/2007      4/25/2007            -
       4        4/25/2007      5/25/2007            -
       5        5/25/2007      6/25/2007            -
       6        6/25/2007      7/25/2007            -
       7        7/25/2007      8/25/2007            -
       8        8/25/2007      9/25/2007            -
       9        9/25/2007     10/25/2007            -
       10      10/25/2007     11/25/2007            -
       11      11/25/2007     12/25/2007            -
       12      12/25/2007      1/25/2008     797,175,252.24
       13       1/25/2008      2/25/2008     763,249,123.82
       14       2/25/2008      3/25/2008     730,774,710.04
       15       3/25/2008      4/25/2008     699,692,009.18
       16       4/25/2008      5/25/2008     669,940,994.95
       17       5/25/2008      6/25/2008     641,464,244.43
       18       6/25/2008      7/25/2008     614,206,824.60
       19       7/25/2008      8/25/2008     588,116,183.87
       20       8/25/2008      9/25/2008     556,719,089.95
       21       9/25/2008     10/25/2008     454,523,541.94
       22      10/25/2008     11/25/2008     435,141,437.15
       23      11/25/2008     12/25/2008     416,897,829.98
       24      12/25/2008      1/25/2009     399,425,771.11
       25       1/25/2009      2/25/2009     382,692,368.06
       26       2/25/2009      3/25/2009     360,144,089.86
       27       3/25/2009      4/25/2009     265,410,836.58
       28       4/25/2009      5/25/2009     254,221,655.08
       29       5/25/2009      6/25/2009     243,818,445.22
       30       6/25/2009      7/25/2009     233,807,222.36
       31       7/25/2009      8/25/2009     223,886,017.11
       32       8/25/2009      9/25/2009     186,815,491.37
       33       9/25/2009     10/25/2009     133,069,386.76
       34      10/25/2009     11/25/2009     127,730,936.73
       35      11/25/2009     12/25/2009     122,795,845.23
       36      12/25/2009      1/25/2010     118,014,583.09
       37       1/25/2010      2/25/2010     113,091,560.41
       38       2/25/2010      3/25/2010      84,201,631.95
       39       3/25/2010      4/25/2010      80,314,179.09
       40       4/25/2010      5/25/2010      77,358,628.81
       41       5/25/2010      6/25/2010      74,522,222.33
       42       6/25/2010      7/25/2010      71,768,042.26
       43       7/25/2010      8/25/2010      68,927,913.01
       44       8/25/2010      9/25/2010      52,414,023.70
       45       9/25/2010     10/25/2010      50,154,849.69
       46      10/25/2010     11/25/2010      48,423,466.57
       47      11/25/2010     12/25/2010      46,756,732.77
       48      12/25/2010      1/25/2011      45,146,603.64
       49       1/25/2011      2/25/2011      43,591,186.79
       50       2/25/2011      3/25/2011      42,088,651.81
       51       3/25/2011      4/25/2011      40,637,228.38
       52       4/25/2011      5/25/2011      39,235,204.26
       53       5/25/2011      6/25/2011      37,880,923.48
       54       6/25/2011      7/25/2011      36,570,607.77
       55       7/25/2011      8/25/2011      35,307,161.84
       56       8/25/2011      9/25/2011      34,086,767.15
       57       9/25/2011     10/25/2011      32,902,885.01
       58      10/25/2011     11/25/2011      31,764,519.16
       59      11/25/2011     12/25/2011      30,664,946.87
       60      12/25/2011      1/25/2012      29,600,748.62
       61       1/25/2012      2/25/2012      28,575,161.58
       62       2/25/2012      3/25/2012      27,584,656.66
       63       3/25/2012      4/25/2012      26,623,015.98
       64       4/25/2012      5/25/2012      25,699,389.01
       65       5/25/2012      6/25/2012      24,807,401.63
       66       6/25/2012      7/25/2012      23,944,732.68
       67       7/25/2012      8/25/2012      23,112,910.28
       68       8/25/2012      9/25/2012      22,309,624.11
       69       9/25/2012     10/25/2012      21,531,032.79
       70      10/25/2012     11/25/2012      20,782,082.21
       71      11/25/2012     12/25/2012      20,058,860.91
       72      12/25/2012      1/25/2013            -


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Cap Schedule

Cap Strike Rate: 7.350%

     Period   Start Accrual   End Accrual     Cap Notional
     -------------------------------------------------------
       1        1/26/2007      2/25/2007    1,254,918,333.31
       2        2/25/2007      3/25/2007    1,206,113,793.14
       3        3/25/2007      4/25/2007    1,158,954,700.36
       4        4/25/2007      5/25/2007    1,113,360,366.61
       5        5/25/2007      6/25/2007    1,069,256,183.94
       6        6/25/2007      7/25/2007    1,026,573,416.74
       7        7/25/2007      8/25/2007      985,248,984.47
       8        8/25/2007      9/25/2007      945,225,234.49
       9        9/25/2007     10/25/2007      906,449,704.59
       10      10/25/2007     11/25/2007      868,874,875.04
       11      11/25/2007     12/25/2007      832,461,821.04
       12      12/25/2007      1/25/2008            -


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

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                                     Page 32